Exhibit 99.1

ASSURANCEAMERICA CORPORATION REPORTS RESULTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2011.

ATLANTA-(BUSINESSWIRE)-May 17, 2011-Atlanta-based ASSURANCEAMERICA CORPORATION (OTC BB: ASAM) today announced its unaudited financial results for the three-month period ended March 31, 2011.

Revenue for the three-month period of 2011 decreased 5% to $17.2 million, compared to $18.2 million for the same period in 2010. The Company had a pre-tax loss of $82 thousand for the three-month period ending March 31, 2011 as compared to pre-tax earnings of $1.4 million for the same period in 2010. The Company’s net loss for the three-month period ending March 31, 2011 was $75 thousand as compared to net income of $0.8 million in 2010. The year-over-year decline in earnings resulted from lower written premium volume and an increase in loss and loss adjustment expense associated with prior year reserve development.

AssuranceAmerica focuses on the non-standard automobile insurance marketplace, primarily in Alabama, Arizona, Florida, Georgia, Indiana, Louisiana, Mississippi, South Carolina, Texas and Virginia. Its principal operating subsidiaries are TrustWay Insurance Agencies, LLC (“Agency”), which sells personal automobile insurance policies through its 50 retail agencies, AssuranceAmerica Managing General Agency, LLC (“MGA”), and AssuranceAmerica Insurance Company (“Carrier”).

Forward-Looking Statements

This press release contains certain statements that may be deemed to be “forward-looking statements”. All statements in this press release not dealing with historical results or current facts are forward-looking and are based on estimates, assumptions, and projections. Statements that include the words “assumes”, “believes,” “seeks,” “expects,” “may,” “should,” “intends,” “likely,” “targets,” “plans,” “anticipates,” “estimates” or the negative version of those words and similar statements of a future or forward-looking nature identify forward-looking statements.

The primary events or circumstances that could cause actual results to differ materially from those expected by AssuranceAmerica Corporation include determinations with respect to reserve adequacy, realized gains or losses on the investment portfolio including other-than-temporary impairments for credit losses, rising loss cost trends, actions of competitors and natural disasters. AssuranceAmerica Corporation undertakes no obligation to publicly update or revise any of the forward-looking statements. For a more detailed discussion of some of the foregoing risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see AssuranceAmerican Corporation filings with the Securities and Exchange Commission.

Contact:

AssuranceAmerica Corporation, Atlanta

Sheree S. Williams, Senior Vice President and Chief Financial Officer

(770) 952-0200 Ext. 6212

Mark Hain, General Counsel, Secretary, Executive Vice President

(770) 952-0200 Ext. 6259

ASSURANCEAMERICA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(000’S OMITTED)

	For the Three Months Ended March 31,
	2011	2010
Revenue:
Gross premiums written	$30,234	$32,380
Ceded premiums written	(17,066)	(22,026)

Net premiums written	13,168	10,354
Change in unearned premiums	(4,139)	(1,922)

Net premiums earned	9,029	8,432
Commission income	5,038	6,480
Managing general agent fees	2,956	2,983
Net investment income	70	132
Net investment losses on securities	30	11
Other fee income	126	138

Total revenue	17,249	18,176

Expenses:
Losses and loss adjustment expenses	6,955	5,957
Selling, general, and administrative	9,985	10,355
Stock option expense	91	90
Depreciation and amortization expense	297	278
Interest expense	3	97

Total operating expenses	17,331	16,777

Income (loss) before income taxes	(82)	1,399
Income tax (benefit) expense	(7)	560

Net income (loss)	$(75)	$839

Earnings (loss) per common share:
Basic	($0.001)	$0.013

Diluted	($0.001)	$0.013
Weighted average shares outstanding-basis	65,556,121	65,385,468
Weighted average shares outstanding-diluted	65,556,121	65,948,319

AssuranceAmerica Corporation also makes available an investor supplement on our website. To access the supplemental financial information, go to www.assuranceamerica.com.

ASSURANCEAMERICA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(000’S OMITTED)

	(Unaudited) March 31, 2011	December 31, 2010

ASSETS
Cash and cash equivalents	$10,770	$8,379
Cash restricted	1,804	1,803
Short-term investments	145	145
Long-term investments, at fair value (amortized cost $8,023 and $8,561)	8,121	8,631
Marketable equity securities, at fair value (cost $2,000 and $1,978)	2,361	2,243
Other long-term investments	704	727
Investment income due and accrued	122	180
Receivable from insureds	36,730	33,120
Reinsurance recoverable (including $17,654 and $10,603 on paid losses)	41,727	34,013
Prepaid reinsurance premiums	24,064	23,644
Deferred acquisition costs	3,229	2,286
Property and equipment (net of accumulated depreciation of $5,304 and $5,136)	2,190	2,153
Other receivables	1,423	1,776
Prepaid expenses	596	660
Intangibles (net of accumulated amortization of $3,525 and $3,429)	5,873	5,969
Security deposits	110	110
Prepaid income tax	106	107
Deferred tax assets	1,823	1,838

Total assets	$141,898	$127,784

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$9,209	$8,798
Unearned premium	38,776	34,217
Unpaid losses and loss adjustment expenses	34,674	33,311
Reinsurance payable	36,503	29,427
Provisional commission reserve	3,835	3,289
Funds withheld from reinsurers	1,875	1,875
Revolving line of credit	1,500	1,500
Notes and interest payable	161	175

Total liabilities	126,533	112,592

Commitments and Contingencies
Common stock, $.01 par value (authorized 120,000 and outstanding 65,759 and 65,494)	658	655
Surplus-paid in	18,043	17,876
Accumulated deficit	(3,623)	(3,548)
Accumulated other comprehensive gains:
Net unrealized gains on investment securities, net of taxes	287	209

Total stockholders’ equity	15,365	15,192

Total liabilities and stockholders’ equity	$141,898	$127,784